                                                                    EXHIBIT 4.1


--------------------------------------------------------------------------------


                                   RIGHTS AGREEMENT


                                       between

                             Information Advantage, Inc.


                                         and


                     Norwest Bank Minnesota, National Association

                                  (as Rights Agent)





                              Dated as of March 1, 1999


--------------------------------------------------------------------------------


                               TABLE OF CONTENTS                                 Page
                                                                                 ----
Section 1.     Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . .1

Section 2.     Appointment of Rights Agent . . . . . . . . . . . . . . . . . . . . .7

Section 3.     Issuance of Right Certificates. . . . . . . . . . . . . . . . . . . .7

Section 4.     Form of Right Certificates. . . . . . . . . . . . . . . . . . . . . .9

Section 5.     Countersignature and Registration . . . . . . . . . . . . . . . . . .9

Section 6.     Transfer, Split Up, Combination and Exchange of Right
               Certificates; Mutilated, Destroyed, Lost or Stolen Right
               Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

Section 7.     Exercise of Rights; Purchase Price; Expiration Date of Rights . . . 11

Section 8.     Cancellation and Destruction of Right Certificates. . . . . . . . . 13

Section 9.     Status and Availability of Preferred Shares . . . . . . . . . . . . 13

Section 10.    Preferred Shares Record Date. . . . . . . . . . . . . . . . . . . . 14

Section 11.    Adjustment of Purchase Price, Number and Kind of Shares or
               Number of Rights. . . . . . . . . . . . . . . . . . . . . . . . . . 15

Section 12.    Certificate of Adjusted Purchase Price or Number of Shares. . . . . 22

Section 13.    Consolidation, Merger or Sale or Transfer of Assets or
               Earning Power . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

Section 14.    Fractional Rights and Fractional Shares.. . . . . . . . . . . . . . 23

Section 15.    Agreement of Right Holders. . . . . . . . . . . . . . . . . . . . . 24

Section 16.    Right Certificate Holder Not Deemed a Stockholder . . . . . . . . . 25

Section 17.    Concerning the Rights Agent . . . . . . . . . . . . . . . . . . . . 25

Section 18.    Merger or Consolidation or Change of Name of Rights Agent . . . . . 25

Section 19.    Rights and Duties of Rights Agent . . . . . . . . . . . . . . . . . 26

Section 20.    Change of Rights Agent. . . . . . . . . . . . . . . . . . . . . . . 28


                                          i


Section 21.    Issuance of New Right Certificates. . . . . . . . . . . . . . . . . 28

Section 22.    Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

Section 23.    Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

Section 24.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

Section 25.    Changes, Deletions, Supplements and Amendments. . . . . . . . . . . 32

Section 26.    Determinations and Actions by the Board of Directors. . . . . . . . 32

Section 27.    Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

Section 28.    Benefits of this Agreement. . . . . . . . . . . . . . . . . . . . . 33

Section 29.    Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

Section 30.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

Section 31.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

Section 32.    Descriptive Headings. . . . . . . . . . . . . . . . . . . . . . . . 33

Section 33.    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 33

EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1

EXHIBIT B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .B-1

EXHIBIT C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .C-1

                                   RIGHTS AGREEMENT


     Rights Agreement, dated as of March 1, 1999 (the "Agreement"), between Information Advantage, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, National Association (the "Rights Agent").

     The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each share of the Company's common stock, par value $0.01 per share, outstanding at the Close of Business (as hereinafter defined) on March 15, 1999 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (as such number may hereafter be adjusted) with respect to each Common Share that shall become outstanding between (i) the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined; or (ii) following the Distribution Date and prior to the Redemption Date or Final Expiration Date, pursuant to the exercise of stock options or under any employee plan or arrangement or upon the exercise, conversion or exchange of other securities of the Company, which options or securities were outstanding prior to the Distribution Date; PROVIDED, HOWEVER, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date or the Final Expiration Date in accordance with the provisions of Section 22.

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     SECTION 1. CERTAIN DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, is, at any time, the Beneficial Owner (as hereinafter defined) of twenty percent (20%) (the "Designated Percentage") or more of the Common Shares of the Company then outstanding. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall NOT include: (i) the Company,
(ii) any Subsidiary (as hereinafter defined) of the Company, (iii) any Person holding Common Shares acquired by that Person in a transaction occurring after the Record Date and approved in advance in writing by a majority of Disinterested Directors (as hereinafter defined) of the Company's Board of Directors to the extent, but only to the extent, of the Common Shares so held (a "Company-Approved Transaction"), (iv) any Employee Benefit Plan (as hereinafter defined) of the Company or of any Subsidiary of the Company, (v) any Person holding Common Shares for or pursuant to the terms of any Employee Benefit Plan described in clause (iv) of this sentence to the extent, but only to the extent, of the Common Shares so held, (vi) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of twenty percent (20%) or more of the then outstanding Common Shares as a result of the acquisition of Common Shares directly from the Company, or (vii) any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of ten percent (10%) or more of the Common Shares outstanding on December 31, 1998, PROVIDED, HOWEVER, that such Person shall be deemed to be an "Acquiring Person" upon becoming the Beneficial Owner, together with all Affiliates and Associates of such Person, of any additional Common Shares representing an incremental increase of ten percent (10%) or more of the Common Shares then outstanding, which were acquired at any time after December 31, 1998, resulting in such Person, together with all Affiliates and Associates of such Person, becoming the Beneficial Owner of twenty percent (20%) or more of the Common Shares then outstanding; and (B) no Person shall become an "Acquiring Person" solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; PROVIDED, FURTHER, that if a Person together with all Affiliates and Associates of such Person shall become the Beneficial Owner of twenty percent (20%) or more of the Common Shares then outstanding solely by reason of share acquisitions by the Company and if such Person or such Person's Affiliates and Associates, after such share acquisitions by the Company, becomes the Beneficial Owner of any additional Common Shares and, immediately after becoming the Beneficial Owner of such additional Common Shares, such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of twenty percent (20%) or more of the Common Shares then outstanding, then such Person (unless such Person shall be any of the Persons described in clauses (i) through (vii) of the preceding phrase (A) of this paragraph) will be deemed to be an "Acquiring Person." An entity other than the Company, or any Subsidiary of the Company, holding Common Shares for or pursuant to the terms of an Employee Benefit Plan of the Company or of any Subsidiary of the Company and, in addition, being the Beneficial Owner of Common Shares that are not held for or pursuant to the terms of any such plan, will be deemed to constitute an "Acquiring Person," notwithstanding anything herein stated, if, but only if, it, together with its Affiliates and Associates, will be the Beneficial Owner of twenty percent (20%) or more, exclusive of those Common Shares held by it for or pursuant to the terms of any such plan, of the Common Shares then outstanding. Notwithstanding anything in this Section 1(a) to the contrary, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act (as hereinafter defined), as in effect on the date of this Agreement.

     (b) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii).

     (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Exchange Act Rule 12b-2, as in effect on the date of this Agreement.

     (d) "Agreement" shall mean this Rights Agreement, effective as of March 1, 1999, between the Company and the Rights Agent.

     (e) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own," or have "beneficial ownership" of, any securities:

           (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation); or

           (ii) which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, or to have beneficial ownership of, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

           (iii) which such Person or any of such Person's Affiliates or Associates has the right to vote or to dispose of (including, without limitation, pursuant to any agreement, arrangement or understanding (whether or not in writing)); PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, or to have beneficial ownership of, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D, or any comparable or successor report, under the Exchange Act, as being beneficially owned by such Person; PROVIDED, FURTHER, that in no case shall an officer or director of the Company be deemed (x) the Beneficial Owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company, or (y) the Beneficial Owner of securities held of record by the trustee of any Employee Benefit Plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in such Employee Benefit Plan; or

           (iv) which are beneficially owned, directly or indirectly, by any other Person with which Person or any of the Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (iii) of this paragraph), or disposing of any voting securities of the Company.

Notwithstanding the foregoing, (A) any securities that are owned or held by (i) the Company, (ii) any Subsidiary of the Company, (iii) any Person pursuant to a Company-Approved Transaction, or (iv) any Employee Benefit Plan of the Company or of any Subsidiary of the Company (and any securities that are owned or held by any Person pursuant to the terms of any such Employee Benefit Plan), shall not be deemed to be beneficially owned by any other Person and no other Person shall be deemed to be the Beneficial Owner of such securities to the extent, but only to the extent, of the securities so held; and (B) the phrase "then outstanding," when used in reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed by this Agreement to beneficially own.

     (f) "Blue Sky" laws shall mean state securities laws and the rules and regulations promulgated thereunder as amended and supplemented from time to time.

     (g) "Business Day" shall mean any day other than a Saturday, a Sunday, a federal holiday or a day on which banking institutions in the State of Minnesota are authorized or obligated by law or executive order to close.

     (h) "Close of Business" on any given date shall mean 5:00 p.m., Minneapolis, Minnesota time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m., Minneapolis, Minnesota time, on the next succeeding Business Day.

     (i) "Commission" shall mean the United States Securities and Exchange Commission or any successor thereto.

     (j) "Common Shares" when used with reference to the Company shall mean one or more shares of common stock, par value $0.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

     (k) "Common Shares of the Principal Issuer" shall mean the capital stock (or equity interest) with the greatest voting power of the Principal Issuer.

     (l)   "Common Stock Equivalent" shall have the meaning set forth in
Section 11(a)(iv).

     (m) "Company" shall mean Information Advantage, Inc., a Delaware corporation.

     (n)   "Company-Approved Transaction" shall have the meaning set forth in
Section 1(a).

     (o)   "Current Per Share Market Price" shall have the meaning set forth in
Section 11(d).

     (p)   "Current Value" shall have the meaning set forth in Section 11
 (a)(iv).

     (q) "Designated Percentage" shall have the meaning set forth in Section 1(a) hereof.

     (r) "Disinterested Director" shall mean any member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its Subsidiaries and who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

     (s) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

     (t) "Employee Benefit Plan" shall have the meaning set forth in Section 3 of the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successor statute.

     (u) "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successor statute.

     (v)   "Exchange Consideration" has the meaning set forth in Section 23(a).

     (w)   "Exchange Ratio" has the meaning set forth in Section 23(a).

     (x) "Final Expiration Date" shall mean the Close of Business on March 15, 2009, unless extended as described herein.

     (y) "Nasdaq" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

     (z) "Person" shall mean any individual, firm, corporation, incorporated or unincorporated association, limited liability company, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (aa) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Certificate of Designations of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock attached to this Agreement as Exhibit A.

     (bb)  "Principal Issuer" shall have the meaning set forth in Section 13.

     (cc)  "Purchase Price" shall have the meaning set forth in Section 7(b).

     (dd)  "Record Date" shall mean the Close of Business on March 15, 1999.

     (ee) "Redemption Date" shall mean the time at which the Rights are redeemed as provided in Section 22.

     (ff)  "Redemption Price" shall have the meaning set forth in Section
22(a).

     (gg) "One Right" or a "Right" shall mean the right to purchase one one-hundredth of a Preferred Share after the Record Date, authorized by the Board of Directors of the Company, in accordance with the terms of this Agreement and subject to adjustment as provided herein.

     (hh)  "Right Certificate" shall have the meaning set forth in Section
3(a).

     (ii) "Rights Agent" shall mean Norwest Bank Minnesota, National Association, or any successor thereto, subject to change as provided herein.

     (jj) "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successor statute.

     (kk) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.

     (ll)  "Security" shall have the meaning set forth in Section 11(d).

     (mm) "Shares Acquisition Date" shall mean the first date of a public announcement (which, for purposes of this definition, shall include, without limitation, (i) a report filed pursuant to Section 13(d) of the Exchange Act, or
(ii) the public disclosure of facts by the Company or an Acquiring Person indicating that an Acquiring Person has become such) by the Company or an Acquiring Person that an Acquiring Person has become such; PROVIDED, HOWEVER, that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a), then no Shares Acquisition Date shall be deemed to have occurred.

     (nn)  "Spread" shall have the meaning set forth in Section 11(a)(iv).

     (oo) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     (pp)  "Summary of Rights" shall have the meaning set forth in Section
3(b).

     (qq) "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

     SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     SECTION 3.     ISSUANCE OF RIGHT CERTIFICATES.

     (a) Until the earlier of (i) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company) after the Shares Acquisition Date, or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any Person holding Common Shares acquired in a Company-Approved Transaction, any Employee Benefit Plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or the first public announcement of the intention (which intention shall not have been withdrawn within five Business
Days) of any Person (other than the Company, any Subsidiary of the Company, any Person holding Common Shares acquired in a Company-Approved Transaction, any Employee Benefit Plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence a tender or exchange offer, the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the Close of Business on the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced solely by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates, as hereinafter defined, where the context so requires) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares; PROVIDED, HOWEVER, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. The Company shall give the Rights Agent prompt written notice of the Distribution Date. As soon as practicable after receipt by the Rights Agent of written notice of the Distribution Date from the Company, the Company will prepare and execute, the Rights Agent will countersign and issue, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send at the Company's request), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, one or more Right Certificates, in substantially the form of EXHIBIT B hereto (a "Right Certificate"), evidencing one Right for each Common Share of the Company so held, subject to adjustment pursuant to Section 11. Upon completion of the foregoing actions by the Rights Agent, the Rights will be evidenced solely by such Right Certificates. If an adjustment in the number of Rights per Common Share has been made pursuant to Section 11, at the time Rights Certificates are distributed the Company may, to the extent provided in Section 14, make the necessary and appropriate rounding adjustments so that Rights Certificates are distributed representing only whole numbers of Rights and pay cash in lieu of fractional Rights pursuant to Section 14(a).

     (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights, in substantially the form of EXHIBIT C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until issuance of Right Certificates by the Rights Agent following the Distribution Date, the Rights will be evidenced by such certificate registered in the names of the holders thereof. Until issuance of Right Certificates by the Rights Agent following the Distribution Date (or on the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of Rights associated with the Common Shares represented thereby.

     (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares which are subsequently disposed of by the Company) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

           This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Information Advantage, Inc. and Norwest Bank Minnesota, National Association, dated as of March 1, 1999, as the same may be amended from time to time (the "Rights Agreement"), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Information Advantage, Inc. Under certain circumstances, as set forth in the Rights Agreement, the Rights described therein will be evidenced by separate certificates and will no longer be evidenced by this certificate. Information Advantage, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt from such holder of a written request therefor addressed to its Secretary. As described in the Rights Agreement, Rights beneficially owned or issued to any Person who becomes an Acquiring Person (as those terms are defined in the Rights Agreement) shall become null and void. The Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder of the Rights, or the exercise by such holder of the Rights in such jurisdiction, has not been obtained or is not obtainable.

With respect to certificates containing the foregoing legend, until the issuance of Right Certificates by the Rights Agent following the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, the registered holders of Common Shares shall also be the registered holders of the associated Rights, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. Notwithstanding this paragraph, the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

     (d) Notwithstanding anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights, whether under this Agreement (including the right to exercise such Rights under any provision of this Agreement) or otherwise.

     SECTION 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse side thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto (including, without limitation, any rule or regulation of any stock exchange on which the Rights may from time to time be listed), to conform to usage, or to reflect adjustments to the Rights made pursuant to this Agreement. Subject to the provisions of Sections 22 and 23, the Right Certificates shall entitle the holders thereof to purchase such number and kind of shares as shall be set forth therein at the price per share set forth therein, but the number and kind of such shares, and the Purchase Price, shall be subject to adjustment as provided in this Agreement.

     SECTION 5.     COUNTERSIGNATURE AND REGISTRATION.

     (a) The Right Certificates must be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President or any of its Vice Presidents, either manually or by facsimile signature, may have affixed thereto the Company's seal or a facsimile thereof, and must be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates must be manually countersigned by the Rights Agent (unless applicable exchange rules and law permit facsimile signature, in which case the Rights Agent signature may be by facsimile) and will not be valid for any purpose unless countersigned. If any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the signing of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

     (b) Following issuance of Right Certificates by the Rights Agent following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or the office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates. Such books must show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, and the date of each of each of the Right Certificates.

     SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

     (a) Subject to the provisions of Sections 7, 11, 14, 22 and 23 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than any Right Certificate or Right Certificates representing Rights that have become null and void or that have been exchanged pursuant to Section 23) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number and kind of shares as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall endorse and surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. Thereupon the Rights Agent will, subject to Section 14, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment by the registered holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder has duly completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company may reasonably request.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     SECTION 7.     EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

     (a) At any time after issuance of the Right Certificates, the registered holder of any Right Certificates may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, by surrender of the Right Certificates (with the form of election to purchase on the reverse side thereof duly completed) to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (as may be adjusted from time to time as provided in Sections 11 and 13) for each one one-hundredths of a Preferred Share (or, following a
Section 11(a)(ii) Event, Common Shares and/or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the Final Expiration Date, (ii) the Redemption Date, or
(iii) the time at which such Rights are exchanged as provided in Section 23.

     (b) The purchase price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right (the "Purchase Price") shall initially be $60.00, which Purchase Price is subject to adjustment from time to time as provided in Sections 11 and 13, and is payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights (with the form of election to purchase duly completed and signed), accompanied by payment of the Purchase Price for the shares to be purchased (plus an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9) by certified check, cashier's check or money order payable to the order of the Company, subject to Section 20 the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of one one-hundredth of a Preferred Share (or, following a Section 11(a)(ii) Event, Common Shares and/or other securities, cash or other assets, as the case may be) to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company has elected to deposit such number of one one-hundredths of a Preferred Share (or, following a Section 11(a)(ii) Event, Common Shares and/or other securities, cash or other assets, as the case may be) issuable upon exercise of the Rights under this Agreement with a depository agent, requisition from the depository agent depository receipts representing such number of one one-hundredths of a Preferred Share (or, following a Section 11(a)(ii) Event, Common Shares and/or other securities, cash or other assets, as the case may be) as are to be purchased (in which case certificates for the one one-hundredths of a Preferred Share (or, following a Section 11(a)(ii) Event, Common Shares and/or other securities, cash or other assets, as the case may be) represented by such receipts will be deposited by the transfer agent with the depository agent) and the Company shall direct the depository agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Preferred Shares in accordance with Section 14,
(iii) after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, deliver such cash, property or other securities to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue securities of the Company other than Preferred Shares, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements available for distribution by the Rights Agent, if and when appropriate.

     (d) Except as may be otherwise provided herein, if the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14.

     (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) duly completed and signed a certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

     (f) Notwithstanding anything in this Agreement to the contrary, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes an Acquiring Person, or (iii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and who receives such Rights pursuant either to (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company, in its sole and absolute discretion, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(f), shall become null and void without any further action and no holder of any such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(f) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

     SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates after any retention period required by the Commission has lapsed, and in such case shall deliver a certificate of destruction thereof to the Company.

     SECTION 9.     STATUS AND AVAILABILITY OF PREFERRED SHARES.

     (a) The Company covenants and agrees that it will use its best efforts to cause to be reserved and kept available, out of its authorized and unissued Preferred Shares not reserved for another purpose (and, following the occurrence of a Section 11(a)(ii) Event, out of its authorized and unissued Common Shares and/or other securities), the number of Preferred Shares (and, following the occurrence of a Section 11(a)(ii) Event, Common Shares and/or other securities) that will be sufficient to permit the exercise in full or in part of all outstanding Rights.

     (b) If the Company shall hereafter list any of its Preferred Shares on a national securities exchange, then so long as the Preferred Shares (and, following the occurrence of a Section 11(a)(ii) Event, Common Shares and/or other securities) issuable and deliverable upon exercise of the Rights may be listed on such exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

     (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event in which the consideration to be delivered by the Company upon exercise of the Rights is described in Section 11(a)(ii) or Section 11(a)(iv) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form,
(ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the date of expiration of the Rights. The Company may temporarily suspend, for a period not to exceed ninety
(90) days after the date set forth in clause (i) of the first sentence of this
Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating, and notify the Rights Agent, that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notification to the Rights Agent at such time as the suspension is no longer in effect. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or Blue Sky laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained, or an exemption therefrom shall be available, and until a registration statement has been declared effective.

     (d) The Company covenants and agrees that it will take all such actions as may be necessary to ensure that all Preferred Shares (or other securities of the Company) delivered upon exercise of Rights will be, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price and any applicable transfer taxes), duly and validly authorized and issued and fully paid and non-assessable shares.

     (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Right Certificates or of any Preferred Shares (or other securities of the Company) upon the exercise of Rights. The Company will not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depository receipts for the Preferred Shares (or other securities of the Company) in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for transfer, delivery or exercise or to issue or to deliver any certificates or depository receipts for Preferred Shares upon the exercise of any Rights until any such tax has been paid (any such tax being payable by the holder of such Right Certificates at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     SECTION 10. PREFERRED SHARES RECORD DATE. Each Person in whose name any certificate for Preferred Shares (or other securities of the Company) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or other securities of the Company) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate as such shall not be entitled to any rights of a holder of Preferred Shares (or other securities of the Company) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

           (a) (i) If the Company at any time after the date of this Agreement (A) declares a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivides the outstanding Preferred Shares into a greater number of such shares, (C) combines the outstanding Preferred Shares into a smaller number of Preferred Shares, or (D) issues any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation, merger or statutory share exchange in which the Company is the continuing, surviving or acquiring corporation), except as otherwise provided in this
     Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date will be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect (and any applicable transfer taxes), the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event will the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Sections 11(a)(i) and 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

           (ii) Subject to paragraph (iii) of this Section 11(a) and Sections 22 and 23 of this Agreement, if any Person shall become an Acquiring Person, then promptly thereafter each holder of a Right, except as otherwise provided in this Section 11(a)(ii) and in Section 11(a)(iii), shall, for a period of sixty (60) days after the later of the occurrence of any such event or the effective date of an appropriate registration statement under the Securities Act pursuant to Section 9 hereof, have a right to receive for each Right, on or after the Distribution Date and upon exercise thereof pursuant to Section 7, at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement, in the discretion of the Board of Directors and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by
     (B) fifty percent (50%) of the then Current Per Share Market Price of the Common Shares (determined pursuant to Section 11(d)) on the date such Person became an Acquiring Person (such number of shares being referred to as the "Adjustment Shares"); PROVIDED, HOWEVER, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13, then only the provisions of
     Section 13 shall apply and no adjustment will be made pursuant to this
     Section 11(a)(ii).

           (iii) From and after the occurrence of any Person becoming an Acquiring Person, any Rights which are, were or may be acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of any Acquiring Person) shall be null and void without any further action and no holder of such Rights will thereafter any rights whatsoever with respect to such Rights, whether under any provisions of this Agreement or otherwise. No Right Certificate shall be issued pursuant to Section 3 or 6 that represents Rights that are or would be null and void pursuant to the preceding sentence; no Right Certificate will be issued at any time upon the transfer of any Rights to an Acquiring Person, to any Associate or Affiliate or any such Acquiring Person, or to any nominee of any such Acquiring Person or Associate or Affiliate thereof; and any Right Certificate delivered to the Rights Agent which represents Rights that are or would have become null and void pursuant to the provisions of the preceding sentence will be canceled. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(iii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. This paragraph shall apply both to an initial Acquiring Person and its Affiliates and Associates, and to any subsequent Acquiring Persons and their Affiliates and Associates.

           (iv) If the number of Common Shares which are authorized by the Company's Certificate of Incorporation and not outstanding or subscribed for, or reserved or otherwise committed for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the holder of each Right to purchase the number of Common Shares to which such holder would be entitled upon the exercise in full of the Rights in accordance with the provisions of Section 11(a)(ii) hereof, or if any necessary regulatory approval for such issuance has not been obtained by the Company, the Company shall, except to the extent that the Company has not obtained any necessary stockholder or regulatory approval for such transactions:
     (A) subtract the Purchase Price from the value of the Common Shares issuable upon the exercise of a Right pursuant to Section 11(a)(ii) hereof (the "Current Value") (such difference, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for such Common Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has determined to have the same value as shares of common stock (such equity securities, "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the

     Current Value, where such aggregate value has been determined by the Board of Directors of the Company in good faith.

           (v) If the Board of Directors of the Company shall determine in good faith that additional Common Shares should be authorized for issuance upon exercise in full of the Rights, within a period of ninety (90) days following such determination, the Company may seek stockholder approval for the authorization of such additional shares. The Company may provide, subject to Section 7(f) hereof, that the form of distribution to be made in accordance with subparagraph (iv) above shall apply uniformly to all outstanding Rights, and, in addition, the Company may suspend the exercisability of the Rights, until the authorization of additional shares, to enable it to take any action deemed necessary to obtain any required regulatory approval and/or to determine the appropriate form of distribution to be made upon exercise of the Rights. In the event of any such suspension, the Company shall make a public announcement, and shall deliver to the Rights Agent, a statement stating that the exercisability of the Rights has been temporarily suspended. At such time as the suspension is no longer in effect, the Company shall make another public announcement, and deliver to the Rights Agent a statement so stating.

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section ll(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share, and the denominator of which shall be such current per share market price of the Preferred Shares; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d)   (i)      Except as otherwise provided herein, for the purposes of
any computation hereunder, the "Current Per Share Market Price" of any security (a "Security" for the purpose of this Section 11(d)) on any date will be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; PROVIDED, HOWEVER, that if the Current Per Share Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the Current Per Share Market Price of the equivalent of such Security. The closing price for each day will be the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or the Nasdaq SmallCap Market or, if the Security is not listed or admitted to trading on the Nasdaq National Market or the Nasdaq SmallCap
Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If the Security is not publicly held or so listed or traded, and no market maker is making, or has made during the relevant period, a market in the Security, Current Per Share Market Price will be the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive for all purposes hereof and shall be described in a statement filed with the Rights Agent and will be binding on the Rights Agent.

           (ii) For the purpose of any computation hereunder, the "Current Per Share Market Price" of the Preferred Shares shall be determined in accordance with the method set forth in Section ll(d)(i). If the Preferred Shares are not publicly traded, the "Current Per Share Market Price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section ll(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "Current Per Share Market Price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive for all purposes hereof and shall be described in a statement filed with the Rights Agent.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) of the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Preferred Share or other capital stock of the Company, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment, or (ii) the Final Expiration Date.

     (f)   If as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Shares, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of this Section 11 with respect to the Preferred Shares, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company exercises its election provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredth of a Preferred Share (calculated to the nearest one ten-thousandth of a share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.
The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed will be issued, executed and countersigned in the manner provided in this Agreement and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredths of the then par value of the Preferred Shares issuable upon exercise of the Rights, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Share at such adjusted Purchase Price.

     (l) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares, and other capital stock of the Company, if any, issuable upon such exercise over and above the Common Shares, and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company will deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company, in its sole and absolute discretion, determines to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends of Preferred Shares payable in Preferred Shares, or (v) issuance of rights, options or warrants referred to herein above in Section 11(b), hereafter made by the Company to holders of its Preferred Shares, shall not be taxable to such stockholders.

     (n) If after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise other than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (i) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

     (o)   If any adjustment in the Purchase Price pursuant to paragraph (b) or
(c) of this Section 11 would not be permitted by law or under the Company's Certificate of Incorporation, no such issuance of securities or distribution of evidences of indebtedness or other assets or subscription rights or warrants, as the case may be, that would require such an adjustment but for the limitations established by law or the Company's Certificate of Incorporation, shall be made by the Company.

     (p) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including the rights represented by Section 13.

     SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or 13, the Company will promptly (a) prepare a certificate setting forth such adjustment and the New Purchase Price, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares or the Common Shares a copy of such certificate, and (c) if such adjustment is made after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 24.

     SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

     If, after any Person shall become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (b) an Acquiring Person, or an Affiliate or Associate of an Acquiring Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to an Acquiring Person or an Affiliate or Associate of an Acquiring Person, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (other than Rights which have become null and void) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Person in the transaction (including the Company as successor thereto or as the surviving corporation) who or which is issuing the consideration with the greatest fair market value to the Company and its stockholders in connection with such transaction (the "Principal Issuer") as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then Current Per Share Market Price of the Common Shares of the Principal Issuer (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the Principal Issuer shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to the Principal Issuer; and (iv) the Principal Issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. For purposes of this Section 13, the "earning power" of the Company and its Subsidiaries shall be determined in good faith by the Company's Board of Directors on the basis of the operating earnings of each business operated by the Company or its Subsidiaries during the three fiscal years preceding the date of such determination (or, in the case of any business not operated by the Company or any Subsidiary during three full fiscal years preceding such date, during the period such business was operated by the Company or any Subsidiary).

     SECTION 14.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

     (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would otherwise be issuable. The closing price for any day shall be the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or the Nasdaq SmallCap Market, or, if the rights are not listed or admitted to trading on the Nasdaq National Market or the Nasdaq SmallCap Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used to determine the current market value of a Right for purposes of this Section 14(a). Notwithstanding anything in this Section 14(a) to the contrary, prior to the Distribution Date, the current market value of the Right for purposes of this Section 14(a) shall, for all purposes hereof, be deemed to be zero.

     (b) The Company shall not be required to issue fractional interests of Preferred Shares upon exercise of the Rights or to distribute certificates which evidence fractional interests in Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depository receipt, pursuant to an appropriate agreement between the Company and the depository selected by it; PROVIDED that such agreement must provide that the holders of such depository receipts will have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depository receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

     SECTION 15. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

     (c) the Company and the Rights Agent may deem and treat the Person in whose name any Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

     (d) the Company may issue Rights after the Record Date as provided in this Agreement; and

     (e) notwithstanding anything in this Agreement or the Rights to the contrary, the Company, the Rights Agent and the Board of Directors of the Company will not have any liability to any holder of a Right or other Person for any reason including without limitation as a result of the inability of the Company or the Rights Agent to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.

     SECTION 16. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company, or interests therein, which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained in this Agreement or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, or to exercise preemptive rights (if any), until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     SECTION 17.    CONCERNING THE RIGHTS AGENT.

     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense (including the costs and expenses of defending any claim of liability), incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement.

     (b) The Rights Agent will be protected and will incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for any other securities of the Company, or any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in
Section 19.

     SECTION 18.    MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; PROVIDED, HOWEVER, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 20. If at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor rights Agent; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent is changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     SECTION 19. RIGHTS AND DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates by their acceptance of the Rights will be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the Current Per Share Market Price), be proved or established by the Company prior to taking or suffering any action under this Agreement, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent will be liable hereunder to the Company and any other Person only for the Rights Agent's own negligence, bad faith or willful misconduct.

     (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including any Rights that become null and void) or any adjustment in the terms of the Rights (including the manner, method or amount thereof), or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

     (h) Subject to the provisions of applicable law, the Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing in this Agreement will preclude the Rights Agent from acting in any other capacity for the Company (including, without limitation, acting as transfer agent for the Common Shares) or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or power hereby vested in it or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     SECTION 20. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or the Preferred Shares by registered or certified mail, and, if such notice is mailed after the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and, if such notice is mailed after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who will, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, must be a corporation or entity, or an affiliate of such a corporation or entity, organized and doing business under the laws of the United States or of the State of Minnesota (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Minnesota), in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent must deliver and transfer to the successor Rights Agent any property at the time held by the predecessor Rights Agent hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and, if such notice is filed after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 20, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     SECTION 21. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, following the Distribution Date and prior to the Redemption Date or Final Expiration Date of the Rights, in connection with the issuance or sale of Common Shares pursuant to the exercise of stock options or under any employee plan or arrangement or upon the exercise, conversion or exchange of other securities of the Company, which options or securities are outstanding prior to the Distribution Date, in each such case the Board of Directors shall issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (i) no such Right Certificate shall be issued and this sentence shall be null and void AB INITIO if, and to the extent that, such issuance or this sentence would create a significant risk of or result in material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, or would create a significant risk of or result in such options' or employee plans' or arrangements' failing to qualify for otherwise available special tax treatment and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     SECTION 22.    REDEMPTION.

     (a) The Board of Directors of the Company may, at its option and in its sole and absolute discretion, at any time prior to the earlier of (x) written notice by the Company to the Rights Agent of the Distribution Date, or (y) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 (one-tenth of one cent) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with (or without) such conditions as the Board of Directors in its sole and absolute discretion may establish.

     (b) The Company may, at its option, pay the Redemption Price in cash, in Common Shares (based on the Current Per Share Market Price of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company; PROVIDED that if the Company elects to pay the Redemption Price in Common Shares, the Company will not be required to issue fractional Common Shares and the number of Common Shares issuable to each holder of Rights will be rounded down to the next whole share. The Board of Directors and the Company will not have any liability to any person or entity as a result, directly or indirectly, of the redemption of Rights pursuant to this Agreement.

     (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 22, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price. The Company will promptly give public notice of any such redemption; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten Business Days after such action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 22, the Company will mail a notice of redemption to all the holders of the then outstanding Rights at their addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

     SECTION 23.    EXCHANGE.

     (a) The Board of Directors of the Company may, at its option, at any time after issuance of Right Certificates by the Rights Agent, exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void) for Common Shares at an exchange ratio (the "Exchange Ratio") of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the "Exchange Consideration"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a majority of the Common Shares then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 23 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Consideration. The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void).

     (c) In any exchange pursuant to this Section 23, the Company, at its option, may substitute Preferred Shares (or Common Stock Equivalents, as such term is defined in Section 11(a)(iv) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or Common Stock Equivalents) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as on Common Share.

     (d) If there shall not be sufficient Common Shares, Preferred Shares or Common Stock Equivalents authorized by the Company's Certificate of Incorporation and not outstanding or subscribed for, or reserved or otherwise committed for issuance for purposes other than upon exercise of Rights, to permit an exchange of Rights as contemplated in accordance with this Section 23, the Board of directors, in its sole and absolute discretion, is authorized to determine what actions, if any, shall be necessary in the circumstances, including the decision to cause to be authorized additional Common Shares, Preferred Shares or Common Stock Equivalents, or to pay to the registered holders of the Right Certificates with regard to which fractional Common Shares would otherwise be issuable under paragraph (a) of this Section 23 an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purpose of this paragraph, the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second and third sentences of Section 11(d)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 23. To the extent that the Company determines that some action need to be taken pursuant to this Section 23, the Board of Directors may temporarily suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in
Section 23(a) shall have occurred, in order to seek any authorization of additional Common Shares and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

     SECTION 24. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

           Information Advantage, Inc.
           7905 Golden Triangle Drive, Suite 190
           Eden Prairie, Minnesota  55401
           Attention:  Chief Financial Officer

           with a copy to:

           Briggs and Morgan, Professional Association
           2400 IDS Center
           80 South Eighth Street
           Minneapolis, Minnesota 55402
           Attention: Brian D. Wenger, Esq.

Subject to the provisions of Section 20, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Company) as follows:

           Norwest Bank Minnesota, National Association
           161 North Concord Exchange
           South St. Paul, Minnesota 55075
           Attention:  Manager, Administrations

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     SECTION 25. CHANGES, DELETIONS, SUPPLEMENTS AND AMENDMENTS. For so long as the Rights are then redeemable, the Company in its sole and absolute discretion may (and the Rights Agent shall at the direction of the Company) from time to time rescind, correct, change, supplement or amend this Agreement in whole or in part, and in any respect, without the approval of any stockholder of the Company, whether a holder of Common or Preferred Shares. Nor shall the Company's right from time to time to rescind correct, change, supplement or amend this Agreement, in whole or in part, in any respect, required or be contingent upon any holder of a Right Certificate. At any time when the Rights are no longer redeemable, the Company nevertheless may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any stockholder of the Company, or whether a holder of Common or Preferred Shares or any holder of a Right Certificate in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change, delete or supplement any of the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than Rights which have become null and void).

     SECTION 26. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. For all purposes of this Agreement, Common Shares shall be deemed outstanding when and as actually issued by the Company. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to rescind or amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

     SECTION 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 28. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

     SECTION 29. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding the foregoing, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company, with the concurrence of the majority of the Disinterested Directors then in office, determines in its good faith judgment that severing the invalid language from this Agreement would materially and adversely affect the purpose and effect of this Agreement, the right of redemption set forth in Section 22 shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

     SECTION 30. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State without giving effect to the conflicts of law provisions thereof.

     SECTION 31. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 32. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 33. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

                        [This space intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:                                 Information Advantage, Inc.



By  /s/Brian D. Wenger                  By   /s/Larry J. Ford
   --------------------------------        -------------------------------------
Name:  Brian D. Wenger                          Larry J. Ford
Title: Secretary                                Chief Executive Officer



                                        Norwest Bank Minnesota, National
Attest:                                   Association


By   /s/ Deborah O'Donnell              By   /s/ Ted Garrity
   --------------------------------        -------------------------------------
Name:  Deborah O'Donnell                Its:      AVP
                                             -----------------------------------
Title:  VP

                                                                       EXHIBIT A


                            CERTIFICATE OF DESIGNATIONS

                                         of

                         RIGHTS, PREFERENCES AND PRIVILEGES

                                         of

                   SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                         of

                            INFORMATION ADVANTAGE, INC.

                          (Pursuant to Section 151 of the
                         Delaware General Corporation Law)

                         ---------------------------------


     Information Advantage, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on February 25, 1999:

     "RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Series A Junior Participating Preferred Stock:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock." The Series A Junior Participating Preferred Stock shall have a par value of $0.01 per share and the number of shares constituting such series shall be 500,000.

     Section 2. Proportional Adjustment. In the event the Corporation shall at any time after the issuance of any share or shares of Series A Junior Participating Preferred Stock (i) declare any dividend on the Common Stock of the Corporation ("Common Stock") payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then and in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Junior Participating Preference Stock.

     Section 3.     Dividends and Distributions.

           (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock.

           (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Section 3(A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

           (C) Dividends shall begin to accrue on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 4. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

           (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

           (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

           (C) Except as required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 5.     Certain Restrictions.

           (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock.

           (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 5(A) above, purchase or otherwise acquire such shares at such time and in such manner.

     Section 6. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and in the Certificate of Incorporation, as then amended.

     Section 7.     Liquidation, Dissolution or Winding Up.

           (A) Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series A Junior Participating Preferred Stock.

           (B) If the assets of the Corporation legally available for distribution to the holders of shares of Series A Junior Participating Preferred Stock upon liquidation, dissolution or winding up of the Corporation are insufficient to pay the full preferential amount set forth in
Section 7(A) above, then the entire assets of the Corporation legally available for distribution to the holders of Series A Junior Participating Preferred Stock shall be distributed among such holders in proportion to the shares of Series A Junior Participating Preferred Stock then held by them.

           (C) The foregoing rights upon liquidation, dissolution or winding up provided to the holders of Series A Junior Participating Preferred Stock shall be subject to rights of the holders of any other series of Preferred Stock ranking prior and superior to the Series A Junior Participating Preferred Stock upon liquidation, dissolution or winding up.

     Section 8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     Section 9. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

     Section 10. Ranking. The shares of Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock."

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chief Executive Officer and attested by its Secretary this 25th day of February, 1999.

                                   INFORMATION ADVANTAGE, INC.


                                   By
                                     ------------------------------------
                                        Larry J. Ford
                                        Chief Executive Officer

ATTEST:


By:
   -------------------------
     Brian D. Wenger
     Secretary

                                                                       EXHIBIT B
                              FORM OF RIGHTS CERTIFICATE

Certificate No. R. _________________                            _________ Rights

     NOT EXERCISABLE AFTER THE CLOSE OF BUSINESS ON MARCH 15, 2009, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $ 0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                  RIGHTS CERTIFICATE
                             INFORMATION ADVANTAGE, INC.

     This certifies that ___________________________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 1, 1999, (the "Rights Agreement"), between Information Advantage, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, National Association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Close of Business (as defined in the Rights Agreement) on March 15, 2009, at the principal offices of the Rights Agent, or at the offices of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), at a purchase price of $60.00 (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of rights evidenced by this Rights Certificate (and the number of one one-hundredth of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the purchase price set forth above, are the number and Purchase Price as of March 15, 1999, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredth of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person shall become null and void.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.


     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right, or (ii) may be exchanged in whole or in part for Common Shares of the Company.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are an integral multiple of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate actions, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company.

     Dated as of _______________, ____.

ATTEST:                                      Information Advantage, Inc.

----------------------------------------
                                             By
                                                --------------------------------
                                                  Larry J. Ford
Countersigned:                                    Chief Executive Officer

Norwest Bank Minnesota, National Association

                                             Dated:
                                                    ----------------------------
By
  --------------------------------------
    Authorized Signatory

                      FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE

                                  FORM OF ASSIGNMENT

               (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

     FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers unto __________________________________________________
(please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

     Dated: ________________,________.




                                             --------------------------------
                                                       Signature
Signature(s) Guaranteed:

     Signatures should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    CERTIFICATE

     The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and that after due inquiry and to the best of the knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate for any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of such Person.



Dated: ________________,________.
                                        -----------------------------------
                                                  Signature

Signature(s) Guaranteed:

     Signatures should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                FORM OF REVERSE SIDE OF RIGHT CERTIFICATE - CONTINUED

                             FORM OF ELECTION TO PURCHASE

       (To be executed if holder desires to exercise by the Right Certificate.)


To:  Information Advantage, Inc.

     The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the Preferred Shares (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such Common Shares (or such other securities) be issued in the name of:

---------------------------------------------

---------------------------------------------

---------------------------------------------
     (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

----------------------------------------------

----------------------------------------------

----------------------------------------------
     (Please print name and address)

Please provide Social Security or other tax identification number:
                                                                   -------------


Dated: ________________,________.
                                        ----------------------------------------
                                                       Signature



          (Signature must conform to holder specified on Right Certificate)

Signature Guarantee:

     Signatures should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.

--------------------------------------------------------------------------------
                                  (To be completed)

                FORM OF REVERSE SIDE OF RIGHT CERTIFICATE -- CONTINUED

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and that after due inquiry and to the best of the knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate for any Person who is, was or subsequently became an Acquiring Person or Affiliate or Associate of such Person.


                                        --------------------------------
                                                  Signature


Signature Guarantee:

     Signatures should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.

--------------------------------------------------------------------------------
                                  (To be completed)


*******************************************************************************


                                        NOTICE

     The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alternation or any change whatsoever.

     In the event the certificate set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT C

                              FORM OF SUMMARY OF RIGHTS


Distribution and       On February 25, 1999, the Board of Directors of
Transfer of            Information Advantage, Inc. (the "Company") declared a
Rights; Right          dividend of one right (a "Right") for each share of the
Certificate:           Company's Common Stock outstanding on March 15, 1999.
                       Prior to the Rights Agent's receipt of written notice from the Company of the Distribution Date (described below), the Rights will be evidenced by and trade with the certificates for the Common Stock. After the Company provides the Rights Agent with written notice of the Distribution Date, the Rights Agent will issue Right
                       Certificates to the Company's stockholders and the Rights will become transferable apart from the Common
                       Stock.

Distribution Date:     The Rights will separate from the Common Stock and
                       become exercisable following the Rights Agent's receipt of written notice from the Company of the Distribution
                       Date. The "Distribution Date" is the earlier of (a) the tenth business day (or such later date as may be determined by the Board) after a person or group acquires beneficial ownership of 20% or more of the Company's Common Stock, or (b) the tenth business day
                       (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 20% or more of the Company's Common Stock.

Shares Purchasable     If an acquiror (an "Acquiring Person") obtains 20% or
Upon Exercise of       more of the Company's Common Stock then each Right
Rights:                (other than Rights owned by an Acquiring Person or its
                       affiliates or associates) will entitle the holder thereof to purchase, for $60.00 (the "Exercise Price"), a number of shares of the Company's Common Stock having a then current market value of twice the Exercise Price.
                       Any person who was a holder of 10% or more of the Company's Common Stock as of December 31, 1998 will not be deemed to be an Acquiring Person unless such person or group acquires an additional 10% of the Company's
                       Common Stock, resulting in beneficial ownership of 20% or more of the Common Stock then outstanding.

                       If, after an Acquiring Person obtains 20% or more of the Company's Common Stock, (a) the Company merges into another entity, (b) an acquiring entity merges into the Company, or (c) the Company sells more than 50% of its assets or earning power, then each Right (other than Rights owned by an Acquiring Person or its affiliates or associates) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then current market value of twice the Exercise Price. Any person who was a holder of 10% or more of the Company's Common Stock as of December 31, 1998 will not be deemed to be an Acquiring Person unless such person or group acquires an additional 10% of the Company's Common Stock, resulting in beneficial ownership of 20% or more of the Common Stock then outstanding.

Exchange Provision:    At any time after issuance of Right Certificates by the
                       Rights Agent, the Company's Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates or associates), in whole or in part, for shares of Common Stock of the Company at an exchange ratio of one share of Common
                       Stock per Right, subject to adjustment.

Redemption of the      The Rights will be redeemable at the Company's option
Rights:                for $0.001 per Right at any time prior to the earlier of
                       written notice by the Company to the Rights Agent of the Distribution Date or the close of business on March 15, 2009.

Expiration of the      The Rights expire on the earliest of (a) the close of
Rights:                business on March 15, 2009, or (b) exchange or
                       redemption of the Rights as described above.

Amendment of the       The terms of the Rights and the Rights Agreement may be
Terms of               amended in any respect without the consent of any
the Rights:            stockholders or any Rights holders for so long as the
                       Rights are redeemable; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of any stockholders or any Rights holders in order to cure any ambiguities or to make certain other changes which shall not adversely affect the interests of the holders of Right Certificates (other than Rights owned by the Acquiring Person or its affiliates or associates).

Voting Rights:         The Rights will not have any voting rights.

Anti-dilution          The Rights will have the benefit of certain customary
provisions:            anti-dilution provisions.

Taxes: The Rights distribution should not be taxable for federal income tax purposes. However, following an event which renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

The foregoing is a summary of certain principal terms of the Stockholder Rights Plan only and is qualified in its entirety by reference to the detailed terms of the Rights Agreement dated as of March 1, 1999 between the Company and the Rights Agent.

THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(f) OF THE RIGHTS AGREEMENT BETWEEN INFORMATION ADVANTAGE, INC. AND NORWEST BANK MINNESOTA, N.A. DATED AS OF MARCH 1, 1999.